Exhibit 10.03

PROMISSORY NOTE

$150,000	San Diego, California

September 15th, 2009

ADDENDUM

September 14th, 2013

Moeller hereby agrees to extend the payable date to September 15th, 2014

IN WITNESS WHEREOF, Moeller has executed and delivered this Note Addendum as of September 14th, 2013.

/s/ Sean Goodchild

Capital Art, Inc.

By: Sean Goodchild

Its: CEO

ACCEPTED AND AGREED TO:

/s/ Klaus Moeller

Klaus Moeller